RETENTION AGREEMENT This RETENTION AGREEMENT (the “Agreement”) dated effective as of ___, ____ (the “Effective Date”), between Independence Contract Drilling, Inc., a Delaware corporation (the “Company”), and ________________ (“Executive”). W I T N E S S E T H: WHEREAS, Executive is employed by the Company Group (as defined below); and WHEREAS, the Company and Executive desire to enter into this Agreement to set forth the term of a retention bonus to be provided to Executive to be payable upon Executive’s continued employment with the Company Group or in the event that Executive’s employment terminates under the circumstances described herein. NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows: 1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below: (a) Affiliate. “Affiliate” means, with respect to any Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. (b) Cause. “Cause” means, as determined by the board of directors of the Company (the “Board”), Executive’s: (i) willful and continued failure to comply with the reasonable written directives of the Company Group for a period of thirty (30) days after written notice from the Company; (ii) willful and persistent inattention to duties for a period of thirty (30) days after written notice from the Company, or the commission of acts within employment with the Company Group amounting to gross negligence or willful misconduct; (iii) misappropriation of funds or property of the Company Group or committing any fraud against the Company Group or against any other person or entity in the course of employment with the Company Group; (iv) misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company Group or to the benefits of which the Company Group is entitled; (v) conviction of a felony involving moral turpitude; (vi) willful failure to comply in any material respect with the terms of this Agreement and such non-compliance continues uncured after thirty (30) days after written notice from the Company; or (vii) chronic substance abuse, including abuse of alcohol, drugs or other substances or use of illegal narcotics or substances, for which Executive fails to

2 undertake treatment immediately after requested by the Company or to complete such treatment and which abuse continues or resumes after such treatment period, or possession of illegal narcotics or substances on Company premises or while performing Executive’s duties and responsibilities. For purposes of this definition, no act, or failure to act, by Executive will be considered “willful” if done, or omitted to be done, by Executive in good faith and in the reasonable belief that the act or omission was in the best interest of the Company Group or required by applicable law. Any termination by the Company Group for Cause shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Company Group to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company from asserting such fact or circumstance in enforcing Executive’s or the Company’s rights hereunder. “Date of Termination” shall mean the date that employment with the Company Group is terminated in all respects for any reason. (c) Code. “Code” means the Internal Revenue Code of 1986, as amended. (d) Company Group. “Company Group” means the Company and its Affiliates. (e) Confidential Information. “Confidential Information” means any information, knowledge or data of any nature and in any form (including information that is electronically transmitted or stored on any form of magnetic or electronic storage media) relating to the past, current or prospective business or operations of the Company Group, that is not generally known to persons engaged in a business similar to that conducted by the Company Group, whether produced by the Company Group or any of its consultants, agents or independent contractors or by Executive, and whether or not marked confidential. Confidential information does not include information that (i) at the time of disclosure is, or thereafter becomes, generally available to the public, (ii) prior to or at the time of disclosure was already in the possession of Executive, (iii) is obtained by Executive from a third party not in violation of any contractual, legal or fiduciary obligation to the Company Group with respect to that information or (iv) is independently developed by Executive, but not including the confidential information provided by the Company Group. (f) Good Reason. “Good Reason” shall mean without the express written consent of Executive, the occurrence of any of the following: (i) any action or inaction that constitutes a material breach by the Company of this Agreement and such action or inaction continues uncured after thirty (30) days following written notice from Executive; (ii) the assignment to Executive of any duties inconsistent in any respect with Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company Group which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and

3 which is remedied by the Company within thirty (30) days of receipt of written notice thereof given by Executive; (iii) a change in the geographic location at which Executive must perform services to a location more than fifty (50) miles from Houston, Texas or the location at which Executive normally performs such services as of the Effective Date; or (iv) in the event a Change of Control has occurred, the assignment to the Participant to any position (including status, offices, titles and reporting requirements), authority, duties or responsibilities that are not (A) as a senior Participant officer with the ultimate parent company of the entity surviving or resulting from such Change of Control and (B) substantially identical to the Participant's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities as contemplated by this Agreement. Executive’s termination of employment shall not constitute Good Reason unless Executive notifies the Company of the condition or event constituting Good Reason within ninety days (90) days of the condition’s occurrence (unless unknown to Executive) and the Company fails to cure the conditions, to the extent curable, specified in the notice within thirty (30) days following such notification and if conditions remain uncured following the end of such period, Executive terminates employment no later than thirty (30) days thereafter. (g) Person. “Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof. (h) Restricted Business. “Restricted Business” means any the oil and natural gas land contract drilling business conducted in the United States of America. 2. Retention Bonus. (a) Executive shall be entitled to receive a cash bonus in the amount of $893648 (the “Retention Bonus”) on the third anniversary of the Effective Date (the “Vesting Date”), subject to Executive remaining continuously employed with the Company Group through the Vesting Date and complying with the terms and conditions contained in this Agreement (including the restrictive covenants contained in Section 5 of this Agreement). Except as set forth in Section 2(b) below, if Executive’s employment terminates prior to the Vesting Date, Executive shall forfeit any right to the Retention Bonus in its entirety. If the Retention Bonus becomes payable pursuant to this Section 2(a), the Retention Bonus shall be paid no later than thirty (30) days following the Retention Date. (b) If Executive’s employment terminates prior to the Vesting Date as a result of a resignation by Executive for Good Reason or by the Company Group other than (i) for Cause or (ii) as a result of disability or death, Executive shall be entitled to receive the Retention Bonus, subject to Executive’s execution and non-revocation of a release in a form acceptable to the Company and compliance with the terms and conditions contained in this Agreement (including the restrictive covenants contained in Section 5 of this Agreement). If the Retention Bonus becomes payable pursuant to this Section 2(b), the Retention Bonus shall be paid no later than sixty (60) days following the Date of Termination.

4 (c) Notwithstanding the timing of payment set forth in Section 2(a) or (b), if payment of the Retention Bonus (when aggregated with any other retention bonuses or similar payments), would, in the judgment of the Company, jeopardize the ability of the Company to continue as a going concern, the Company may delay a portion of such payment until such time at which making such payment and any other retention bonuses and similar payments would no longer have such effect. (d) Tax and Other Withholdings. The Company may withhold from any amounts and benefits payable under this Agreement any applicable federal, state, city or other taxes as required by law or any under amounts required to be withheld pursuant to any employee benefit plan of the Company Group. (e) No Other Bonuses. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of the Company Group or any of their predecessors, including but not limited to any retention bonus; provided that nothing in this Agreement shall limit or release Executive from any other obligation regarding confidentiality, intellectual or other property, post-employment competitive activities or other restrictive covenant that Executive has or may have to the Company Group. 3. No Right to Continued Employment. Nothing in this Agreement is intended to create or imply a promise or contract of employment or continued employment for a specified term and either Executive or the Company Group may terminate the employment relationship at any time for any or no reason, with or without Cause, and with or without notice; provided, however, that Executive shall not be entitled to any Retention Bonus under this Agreement in the event his or her employment is terminated by the Company Group for Cause as a result of death or disability or by Executive without Good Reason, in each case, prior to the Vesting Date. 4. Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Code and shall be interpreted and construed consistently with such intent. The payment to Executive pursuant to this Agreement is also intended to be exempt from Section 409A of the Code to the maximum extent possible under either the separation pay exemption pursuant to Treasury regulation §1.409A-1(b)(9)(iii) or as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4). Notwithstanding anything in this Agreement to the contrary, in the event that any amounts payable under this Agreement is subject to the provisions of Section 409A of the Code, to the extent determined necessary, the parties agree to amend this Agreement in the least restrictive manner necessary to avoid imposition of any additional tax or income recognition on Executive under Section 409A of the Code, the final Treasury Regulations and other Internal Revenue Service guidance thereunder (“409A Penalties”); provided, that in no event shall the Company be responsible for any 409A Penalties that arise in connection with any amounts payable under this Agreement. 5. Restrictive Covenants. In consideration for the Retention Bonus granted hereunder, which are expected to vest during Executive’s employment with the Company Group, as well as the protection of the Company Group’s goodwill and Confidential Information, Executive agrees to the following: (a) Nondisclosure of Confidential Information. Executive shall hold in a fiduciary capacity for the benefit of the Company Group all Confidential Information which shall have been obtained by Executive during Executive’s employment and shall not use such Confidential Information other than within the scope of Executive’s employment with and for the exclusive

5 benefit of the Company Group. Following any termination of employment with the Company Group, Executive agrees (i) not to communicate, divulge or make available to any person or entity (other than the Company Group) any such Confidential Information, except (A) upon the prior written authorization of the Company Group, (B) as may be required by law or legal process, (C) as reasonably necessary in connection with the enforcement of any right or remedy related to this Agreement, or (D) unless no longer Confidential Information, and (ii) to deliver promptly to the Company Group any Confidential Information in Executive’s possession, including any duplicates thereof and any notes or other records Executive has prepared with respect thereto. In the event that the provisions of any applicable law or the order of any court would require Executive to disclose or otherwise make available any Confidential Information then Executive shall, to the extent practicable, give the Company prior written notice of such required disclosure and an opportunity to contest the requirement of such disclosure or apply for a protective order with respect to such Confidential Information by appropriate proceedings. (b) Limited Covenant Not to Compete. In the event Executive’s employment is terminated for any reason, Executive agrees that during the period beginning on the date of such termination and ending on the twelve (12) month anniversary of the date of such termination: (i) Executive shall not, directly or indirectly, for himself or others, own, manage, operate, control or participate in the ownership, management, operation or control of any business, whether in corporate, proprietorship or partnership form or otherwise, that is engaged, directly or indirectly, in the United States in the Restricted Business; provided, however, that the restrictions contained herein shall not restrict (A) the acquisition by Executive of less than 2% of the outstanding capital stock of any publicly traded company engaged in a Restricted Business or (B) Executive from being employed by an entity in which the majority of such entity’s revenues on a consolidated basis determined in accordance with generally accepted accounting principles are from activities and businesses that do not constitute a Restricted Business and provided that Executive is only employed by and engaged with divisions and units of such entity that are not engaged in the Restricted Business; and (ii) Executive shall not, directly or indirectly (A) solicit any individual, who, at the time of time of such solicitation is an employee of the Company Group, to leave such employment or hire, employ or otherwise engage any such individual (other than employees of the Company Group who respond to general advertisements for employment in newspapers or other periodicals of general circulation (including trade journals)), or (B) cause, induce or encourage any material actual or prospective client, customer, supplier, landlord, lessor or licensor of the Company Group to terminate or modify any such actual or prospective contractual relationship that exists on the date of termination of employment. (c) Injunctive Relief; Remedies. The covenants and undertakings contained in this Section 5 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Section 5 will cause irreparable injury to the Company Group, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 5 may be inadequate. Therefore, notwithstanding anything to the contrary, the Company will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of any provision of this Section 5 without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section 5 are cumulative and in addition to any other rights and remedies which the Company

6 Group may have hereunder or at law or in equity. The parties hereto further agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a time period, a specified business limitation or any other relevant feature of this Section 5 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party. (d) Governing Law of this Section 5; Consent to Jurisdiction. Any dispute regarding the reasonableness of the covenants and agreements set forth in this Section 5, or the territorial scope or duration thereof, or the remedies available to the Company upon any breach of such covenants and agreements, shall be governed by and interpreted in accordance with the laws of the state of Texas, without regard to conflict of law provisions thereof, and, with respect to each such dispute, the Company and Executive each hereby irrevocably consent to the exclusive jurisdiction of the State of Texas for resolution of such dispute, and further agree that service of process may be made upon Executive in any legal proceeding relating to this Section 5 by any means allowed under the laws of such state. (e) Executive’s Understanding of this Section. Executive hereby represents to the Company that Executive has read and understands, and agrees to be bound by, the terms of this Section 5. Executive acknowledges that the geographic scope and duration of the covenants contained in this Section 5 are the result of arm’s-length bargaining and are fair and reasonable in light of (i) the importance of the functions performed by Executive and the length of time it would take the Company Group to find and train a suitable replacement, (ii) the nature and wide geographic scope of the operations of the Company Group, (iii) Executive’s level of control over and contact with the Company Group’s business and operations in all jurisdictions where they are located, and (iv) the fact that the Restricted Business is potentially conducted throughout the geographic area where competition is restricted by this Agreement. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permitted under applicable law, whether now or hereafter in effect and therefore, to the extent permitted by applicable law, the parties hereto waive any provision of applicable law that would render any provision of this Section 5 invalid or unenforceable. 6. Successors; Binding Agreement. (a) Upon a change in control of the Company, the Company shall require any successor to its business or assets (whether direct or indirect, by purchase, merger, consolidation or otherwise), that employs Executive and any parent company thereof, to expressly assume and agree to perform the Company’s obligations under this Agreement. (b) This Agreement shall not be assignable by Executive except by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive and his or her personal or legal representatives and successors in interest. 7. Notice. Any notice, demand or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows: If to the Company: Independence Contract Drilling, Inc. 20549 Hwy 249, Suite 300

7 Houston, Texas 77070 Attn: President & Chief Executive Officer With a copy to: Executive Vice President & Chief Financial Officer If to Executive: At the address most recently on file with the Company or to such other address as either party may designate by written notice to the other and shall be deemed to have been given as of the date so personally delivered or mailed. 8. Acknowledgement of Mutuality. Each of Executive and the Company acknowledges, understands, and agrees that: (a) such party has read and understands the terms and effect of this Agreement; (b) such party is hereby advised to and has had a sufficient period of time in which to consult with an attorney if such party so chooses (at that party’s cost) before executing this Agreement; (c) such party has been offered and has had the opportunity to negotiate the provisions of this Agreement, and agrees that this Agreement is a reasonable and fair bargain for valuable benefits and other consideration as provided herein. 9. Miscellaneous. (a) This Agreement cannot be modified or any term or condition waived in whole or in part except by a writing signed by the party against whom enforcement of the modification or waiver is sought or except as set forth in Section 5(c) above. (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Executive has been represented by counsel of his or her choice individually and has negotiated this provision regarding choice of law and venue and voluntarily agrees to these terms. (c) Except for any disputes, controversies, or claims under Section 5 or disputes, controversies or claims that are not arbitrable pursuant to applicable law, each party hereto agrees that any disputes, controversies or claims relating to this Agreement shall be submitted for final and binding arbitration in the State of Texas and resolved by a single neutral with the American Arbitration Association (the “AAA”) then existing Employment Arbitration Rules and Mediation Procedures (the rules in effect as of the date of this Agreement can be found at this link: https://www.adr.org/Rules), which both parties acknowledge and agree they have had a reasonable opportunity to review before executing this Agreement. (d) EACH OF THE COMPANY AND EXECUTIVE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. (e) No waiver by either party at any time of any breach of this Agreement by the other party shall be deemed a waiver of such provisions or conditions at any prior or subsequent time.

8 (f) The headings in this Agreement are included for convenience and shall not affect the meaning or interpretation of this Agreement. (g) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law (after appropriate modification or limitation pursuant to Section 5(c), such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. (h) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and such counterparts will together constitute one Agreement. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer and attested to and Executive acknowledges Executive’s acceptance of the foregoing terms as of the date shown above. INDEPENDENCE CONTRACT DRILLING, INC. By: Name: Date: ___, 20__ Title: EXECUTIVE Name: Date: ___ __, __